Exhibit 99.1
FOR IMMEDIATE RELEASE
Kaiser Aluminum Corporation Reports
Second Quarter and Year-to-Date 2010 Financial Results
•	Consolidated Adjusted Operating Income of $26 Million, a 62% Sequential Improvement

•	Fabricated Products Quarterly Results Best in Two Years
•	Adjusted Segment Operating Income of $35 Million

•	Value Added Revenue and Manufacturing Cost Efficiencies Continue to Improve
•	Kalamazoo Extrusion Facility Proceeding on Schedule
FOOTHILL RANCH, Calif., August 2, 2010 — Kaiser Aluminum Corporation (NASDAQ:KALU) today reported net income of $0.1 million and earnings per diluted share of $0.01 for the second quarter ended June 30, 2010 compared to $20 million and earnings per diluted share of $0.97 for the quarter ended June 30, 2009. Both periods included significant pre-tax, non-run-rate items related primarily to non-cash mark-to-market gains and losses on derivative positions. Non-run-rate losses in the second quarter 2010 were approximately $22 million compared to non-run-rate gains of $22 million in the second quarter of 2009. Excluding the impact of these pre-tax, non-run-rate items, adjusted net income was $13.5 million, or $0.71 earnings per diluted share, for the second quarter of 2010 compared to adjusted net income and earnings per diluted share of $6.5 million and $0.32, respectively, for the prior year quarter.
For the six months ended June 30, 2010, reported net income was $9 million compared to $23 million in the prior year period. Earnings per diluted share were $0.45 as compared $1.16 for the prior year period. Earnings results for the six months ended June 30, 2010 included approximately $22 million of pre-tax, non-run-rate losses compared to approximately $1 million of pretax, non-run-rate gains in the comparable 2009 period.
Second Quarter Summary Comments
“The underlying second quarter results for our Fabricated Products segment were the best in two years,” said Jack A. Hockema, President, CEO and Chairman. “Adjusted operating income increased 30% on a sequential basis and 75% compared to the prior year quarter. The sequential increase was driven by higher value added revenue on stronger-than-expected shipments of aerospace and high strength applications as well as continued improvement in manufacturing cost efficiencies.
“In addition, the startup of our world-class rod and bar extrusion facility in Kalamazoo, Michigan is progressing on schedule to become fully operational by the end of the year.”

Second Quarter and Six Months YTD 2010 Consolidated Results
(Non GAAP, Unaudited)*
($mm, except per share amounts)

				Six Months
	Quarter			Year-to-Date
	2Q10	1Q10	2Q09	2010	2009
Net Sales	$282	$268	$232	$550	$498
Value Added Revenue(1)	$148	$137	$120	$285	$266
Operating Income (Loss) before NRR(2)
Fabricated Products	$35	$27	$20	$62	$48
All Other
Anglesey-related / Hedging	$0	$0	$3	$0	$12
Corporate	($9)	($11)	($9)	($21)	($19)
Consolidated Operating Income before NRR(2)	$26	$16	$13	$41	$41
Non-Run-Rate Items	($22)	($1)	$22	($22)	$1
Reported Consolidated Operating Income(3)	$4	$15	$35	$19	$42
Net Income	$0	$9	$20	$9	$23
EPS (diluted, GAAP)	$0.01	$0.44	$0.97	$0.45	$1.16
Adjusted EPS(4)	$0.71	$0.47	$0.32	$1.16	$1.14

(1)	Value added revenue = Fabricated Products net sales less hedged cost of alloyed metal

(2)	NRR = Non-run-rate

(3)	Totals may not sum due to rounding

(4)	Adjusted EPS excluding NRR items (net of tax)

*	Please refer to GAAP financial statements
The Company reported consolidated operating income of $4 million in the second quarter 2010 compared to $15 million in the first quarter 2010 and $35 million in the prior year period. Non-run-rate items were significant in the second quarters of both 2010 and 2009, driven by a non-cash, mark-to-market loss on derivative positions of $19 million for the second quarter 2010 compared to a non-cash, market-to-market gain of $27 million for the comparable quarter of 2009. Adjusting for these and other non-run-rate items, consolidated operating income for the second quarter 2010 was $26 million, representing an increase of 62% compared to the first quarter 2010 and 92% compared to the second quarter 2009. The improvement was primarily driven by higher value added revenue and continued improvement in manufacturing efficiencies in the Fabricated Products segment.
For the six months ended June 30, 2010, reported consolidated operating income was $19 million compared to $42 million for the prior year period. Adjusted for non-run-rate items, operating income was $41 million for both six month periods.

Second Quarter and Six Months YTD 2010 Fabricated Products Segment Results
(Non GAAP, Unaudited)*
($mm, except as noted)

				Six Months
	Quarter			Year-to-Date
	2Q10	1Q10	2Q09	2010	2009
Shipments (lbs, mm)	133	128	101	261	210
Net Sales	$282	$267	$205	$550	$446
Value Added Revenue(1)	$148	$137	$120	$285	$266
Average Realized Price ($/lb)
Metal Price	$1.02	$1.02	$0.84	$1.02	$0.85
Value Added Revenue(1)	$1.11	$1.07	$1.18	$1.09	$1.27

Total	$2.13	$2.09	$2.02	$2.11	$2.12
Operating Income before NRR(2)	$35	$27	$20	$62	$48
Non-Run-Rate Items	($2)	($4)	($1)	($6)	($16)
Reported Operating Income	$33	$23	$19	$56	$33

(1)	Value Added Revenue = Net Sales less the hedged cost of alloyed metal

(2)	NRR = Non-Run-Rate

*	Please refer to GAAP financial statements
The Fabricated Products segment reported operating income of $33 million in the second quarter 2010, an increase from $23 million in the first quarter 2010 and $19 million in the comparable prior year period. Adjusted for non-run-rate items, operating income continued an upward trend to $35 million in the second quarter 2010, representing an increase of 30% compared to the first quarter 2010 and 75% compared to the second quarter 2009. The improvement reflected the impact of higher value added revenue on stronger-than-expected shipments of aerospace and high strength applications combined with continued improvement in manufacturing efficiencies.
For the six months ended June 30, 2010, reported operating income in the Fabricated Products segment increased to $56 million from $33 million in the comparable 2009 period. Adjusted for non-run-rate items, segment operating income for the six months ended June 30, 2010 was $62 million, a $14 million improvement over the comparable 2009 period due primarily to improvement in manufacturing cost efficiencies.
Outlook
“We expect third quarter demand for aerospace and high strength applications to continue at a pace comparable to what we experienced, on average, in the first half of 2010,” said Mr. Hockema. “Shipments and value added revenue for our general engineering and automotive applications are anticipated to reflect normal seasonal weakness.
“More importantly, the long-term fundamentals of our business remain solid, and we are pleased with how the Company is positioned. We foresee strong long-term growth in demand for our aerospace and automotive applications, and we have yet to fully realize the benefits of significant capital investments throughout our manufacturing platform, particularly in Trentwood and Kalamazoo,” concluded Mr. Hockema.

Conference Call
Kaiser Aluminum Corporation will host a conference call on Tuesday, August 3, 2010, at 10:00am (Pacific Time); 12:00pm (Central Time); 1:00pm (Eastern Time), to discuss second quarter 2010 results. To participate, the conference call can be directly accessed from the U.S. and Canada at (888) 663-2260, and accessed internationally at (913) 312-6684. A link to the simultaneous web cast can be accessed on the Company’s website at http://investors.kaiseraluminum.com/events.cfm. A copy of a presentation will be available to be downloaded prior to the start of the call. An audio archive will be available on the Company’s website following the call.
Kaiser Aluminum Corporation, headquartered in Foothill Ranch, Calif., is a leading producer of semi-fabricated specialty aluminum products, serving customers worldwide with highly-engineered solutions for aerospace and high-strength, general engineering, and custom automotive and industrial applications. The Company’s North American facilities produce value-added sheet, plate, extrusions, rod, bar, and tube products, adhering to traditions of quality, innovation and service that have been key components of our culture since the Company was founded in 1946. The Company’s stock is included in the Russell 2000® index.
Available Information
For more information, please visit the Company’s web site at www.kaiseraluminum.com. The web site includes a section for investor relations under which the Company provides notifications of news or announcements regarding its financial performance, including Securities and Exchange Commission (SEC) filings, investor events and press and earnings releases. In addition, all Company filings submitted to the SEC are available through a link to the section of the SEC’s web site at www.sec.gov which includes: Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements for the Company’s annual stockholder’s meetings and other information statements as filed with the SEC. In addition, the Company provides a webcast of its quarterly earnings calls and certain events in which management participates or hosts with members of the investment community.
Non-GAAP Financial Measures
This earnings release contains certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying tables.
The non-GAAP financial measures used within this earnings release are operating profit, net income and earnings per diluted share, excluding non-run-rate, non-operating gains and losses, and earnings before interest, tax, depreciation and amortization or EBITDA. These measures are presented because management uses this information to monitor and evaluate financial results and trends and believes this information to also be useful for investors.
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This press release contains statements based on management’s current expectations, estimates and projections that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied. Kaiser Aluminum cautions that such forward-looking statements are not guarantees of future performance or events and involve significant risks and uncertainties and actual events may vary materially from those expressed or implied in the forward-looking statements as a result of various factors. These factors include: (a) changes in the demand in the market segments served by the Company, including aerospace, defense, general engineering, automotive, distribution and other market segments, including changes impacting the volume, price or mix of products sold by the Company and the

Company’s ability to flex production consistent with changing demand levels; (b) pressure to reduce defense spending and demand for the Company’s products used in defense applications as the U.S. and other governments are faced with competing national priorities; (c) the Company’s ability to continue to realize manufacturing efficiencies and remain a low cost producer, (d) the Company’s ability to successfully identify and execute its long term strategic growth initiatives and internal and external growth opportunities; (e) the Company’s ability to efficiently deploy assets to collateralize existing and future financing requirements; (f) the Company’s ability to meet contractual commitments and obligations to supply products meeting required specifications; (g) changes in competitive factors in the markets served by the Company, including developments in technology used by the Company, its competitors or its customers and changes in applicable laws and regulatory requirements which negatively impact the Company’s competitive position; (h) the Company’s ability to lower energy costs, realize manufacturing efficiencies and complete its expansion and organic growth projects, equipment and facility upgrades to improve manufacturing and cost efficiencies and product expansions as planned and by targeted completion dates, including the start-up and operation of the Company’s new rod and bar extrusion facility in Kalamazoo, Michigan; and (i) other risk factors summarized in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2009 and Current Report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended March 31, 2010. As more fully described in these reports, “non-run-rate” items are items that, while they may occur from period to period, are particularly material to results, impact costs primarily as a result of external market factors and may not occur in future periods if the same level of underlying performance were to occur. All information in this release is as of the date of the release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
STATEMENTS OF CONSOLIDATED INCOME (1) (2)
(Unaudited)
(In millions of dollars except share and per share amounts)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Net sales	$282.4	$232.1	$549.9	$498.0

Costs and expenses:
Cost of products sold:
Cost of products sold, excluding depreciation, amortization and other items	255.9	170.3	487.9	395.9
Lower of cost or market inventory write-down	—	—	—	9.3
Impairment of investment in Anglesey	—	1.2	—	1.8
Restructuring costs and other charges (benefits)	0.1	5.1	(0.5)	6.3
Depreciation and amortization	5.0	4.3	9.0	8.4

Selling, administrative, research and development, and general	15.4	17.1	32.7	35.0

Other operating charges (benefits), net	2.0	(0.9)	2.0	(0.9)

Total costs and expenses	278.4	197.1	531.1	455.8

Operating income	4.0	35.0	18.8	42.2
Other income (expense):
Interest expense	(3.5)	(0.2)	(3.5)	(0.4)
Other income (expense), net	0.7	—	0.9	(0.1)

Income before income taxes	1.2	34.8	16.2	41.7
Income tax provision	(1.1)	(15.2)	(7.3)	(18.3)

Net income	$0.1	$19.6	$8.9	$23.4

Earnings per share — Basic(3):
Net income per share	$0.01	$0.97	$0.45	$1.16

Earnings per share — Diluted(3):
Net income per share	$0.01	$0.97	$0.45	$1.16

Weighted-average number of common shares outstanding (000):
Basic	18,917	19,538	19,710	19,506

Diluted	18,917	19,538	19,710	19,506

(1)	The consolidated financial statements include the statements of the Company and its wholly owned subsidiaries and a 49% interest in Anglesey Aluminium Limited (“Anglesey”), which operated as an aluminum smelter until September 30, 2009 and, following that date, remelts and casts secondary aluminum.

(2)	Please refer to the Company’s Form 10-Q for the quarter ended June 30, 2010, for additional detail regarding the items in the table.

(3)	All of the Company’s unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are treated as participating securities and affect the computation of net income (loss) available to common stockholders and earnings per share pursuant to the two-class method.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
SELECTED OPERATIONAL AND FINANCIAL INFORMATION (1) (2)
(Unaudited)
(In millions of dollars except shipments and average realized third-party sales price)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Shipments (millions of pounds):
Fabricated Products	132.7	101.4	260.6	210.4
All Other(3)	—	36.5	0.4	72.7

	132.7	137.9	261.0	283.1

Average Realized Third Party Sales Price (per pound):
Fabricated Products(4)	$2.13	$2.02	$2.11	$2.12
All Other(5)	$—	$0.75	$0.92	$0.72
Net Sales:
Fabricated Products	$282.4	$204.8	$549.6	$445.6
All Other	—	27.3	0.3	52.4

Total Net Sales	$282.4	$232.1	$549.9	$498.0
Segment Operating Income (Loss):
Fabricated Products(6)(7)	$33.1	$18.6	$56.1	$32.6
All Other(8)	(29.1)	16.4	(37.3)	9.6

Total Operating Income	$4.0	$35.0	$18.8	$42.2

Income tax provision	$(1.1)	$(15.2)	$(7.3)	$(18.3)

Net Income	$0.1	$19.6	$8.9	$23.4

Capital Expenditures, net of change in accounts payable	$12.8	$14.4	$26.7	$36.6

(1)	The consolidated financial statements include the statements of the Company and its wholly owned subsidiaries and a 49% interest in Anglesey Aluminium Limited (“Anglesey”), which operated as an aluminum smelter until September 30, 2009 and, following that date, remelts and casts secondary aluminum.

(2)	Please refer to the Company’s Form 10-Q for the quarter ended June 30, 2010, for additional detail regarding the items in the table.

(3)	For the quarters and six month periods ended June 30, 2010 and June 30, 2009, shipments in All Other represented shipments of primary aluminum products produced by Anglesey.

(4)	Average realized prices for our Fabricated Products segment are subject to fluctuations due to changes in product mix as well as underlying primary aluminum prices and are not necessarily indicative of changes in underlying profitability.

(5)	Average realized prices for All Other represent average realized prices on sales of primary aluminum product produced by Anglesey and is subject to fluctuations in LME price of metal.

(6)	Fabricated Products segment operating results for the quarter and six months ended June 30, 2010 include a non-cash last-in, first-out (“LIFO”) inventory benefit (charge) of $1.0 million and $(8.2), respectively, and metal (losses) gains of approximately $(0.9) million and $7.3 million, respectively. Fabricated Products segment operating results for the quarter and six months ended June 30, 2009 include a non-cash LIFO inventory benefit of $2.1 million and $13.2 million, respectively, and metal losses of approximately $1.0 million and $16.5 million, respectively. Also included in the Fabricated Products segment operating results for the six months ended June 30, 2009 was a $9.3 million lower of cost or market inventory write-down recognized in the first quarter of 2009. Fabricated Products segment operating results for the quarter and six months ended June 30, 2009 include $4.2 million and $5.4 million, respectively, of restructuring charges relating to the restructuring plans involving our Tulsa, Oklahoma and Bellwood, Virginia facilities.

(7)	Fabricated Products segment includes non-cash mark-to-market gains (losses) on natural gas and foreign currency hedging activities totaling $0.4 million and $(2.8) million in the quarter and six months ended June 30, 2010, respectively. Fabricated Products segment also includes non-cash mark-to-market gains on natural gas and foreign currency hedging activities totaling $2.2 million and $2.7 million in the quarter and six months ended June 30, 2009, respectively. For further discussion regarding mark-to-market matters, please refer to Note 13 of the Company’s Form 10-Q for the quarter ended June 30, 2010.

(8)	With respect to operating income in All Other, Hedging business unit operating results for the quarters ended June 30, 2010 and June 30, 2009 include non-cash mark-to-market (losses) gains on primary aluminum hedging activities totaling $(19.4) million and $16.9 million and on foreign currency derivatives totaling zero and $7.5 million, respectively. For the six month periods ended June 30, 2010 and June 30, 2009, Hedging business unit operating results include non-cash mark-to-market (losses) gains on primary aluminum hedging activities totaling $(16.0) million and $7.9 million and on foreign currency derivatives totaling zero and $11.7 million, respectively. For further discussion regarding mark-to-market matters, please refer to Note 13 of the Company’s Form 10-Q for the quarter ended June 30, 2010.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS (1) (2)
(Unaudited)
(In millions of dollars, except share and per share amounts)

	June 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$134.4	$30.3
Receivables:
Trade, less allowance for doubtful receivables of $0.6 and $0.8 at June 30, 2010 and December 31, 2009, respectively	90.9	83.7
Due from affiliate	—	0.2
Other	5.0	2.2
Inventories	146.7	125.2
Current assets — held for sale	2.6	—
Prepaid expenses and other current assets	53.0	59.1

Total current assets	432.6	300.7
Property, plant, and equipment — net	349.1	338.9
Net asset in respect of VEBA	172.3	127.5
Deferred tax assets — net	254.8	277.2
Other assets — held for sale	3.1	—
Other assets	62.9	41.2

Total	$1,274.8	$1,085.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$51.4	$49.0
Accrued salaries, wages, and related expenses	28.0	33.1
Other accrued liabilities	29.2	32.1
Payable to affiliate	18.6	9.0
Current liabilities — held for sale	0.9	—

Total current liabilities	128.1	123.2
Net liability in respect of VEBA	0.9	0.3
Long-term liabilities	98.9	53.7
Cash convertible senior notes	138.4	—
Other long-term debt	7.1	7.1

	373.4	184.3
Stockholders’ equity:
Common stock, par value $0.01, 90,000,000 shares authorized at both June 30, 2010 and at December 31, 2009; 19,216,413 shares issued and outstanding at June 30, 2010 and 20,276,571 shares issued and outstanding at December 31, 2009	0.2	0.2
Additional capital	985.4	967.8
Retained earnings	84.3	85.0
Common stock owned by Union VEBA subject to transfer restrictions, at reorganization value, 3,708,922 shares at June 30, 2010 and 4,845,465 shares at December 31, 2009	(89.1)	(116.4)
Treasury stock, at cost, 1,724,606 shares at June 30, 2010 and 572,706 shares at December 31, 2009	(72.3)	(28.1)
Accumulated other comprehensive loss	(7.1)	(7.3)

Total stockholders’ equity	901.4	901.2

Total	$1,274.8	$1,085.5

(1)	The consolidated financial statements include the statements of the Company and its wholly owned subsidiaries and a 49% interest in Anglesey Aluminium Limited (“Anglesey”), which operated as an aluminum smelter until September 30, 2009 and, following that date, remelts and casts secondary aluminum.

(2)	Please refer to the Company’s Form 10-Q for the quarter ended June 30, 2010 for additional detail regarding the items in the table.

Reconciliation of Non-GAAP Measures
The following table presents a reconciliation of non-GAAP measures presented in the earnings release for the quarter ended June 30, 2010:

	Fabricated
	Products	All Other	Consolidated
GAAP operating income (loss)	$33.1	$(29.1)	$4.0
Mark to market gains (losses)	0.4	(19.4)	(19.0)
Restructuring costs and other operating charges	(2.0)	—	(2.0)
Other non-run-rate items(1)	0.1	(0.6)	(0.5)

Total non-run-rate adjustments	(1.5)	(20.0)	(21.5)

Operating income (loss), excluding non-run-rate items	$34.6	$(9.1)	$25.5

GAAP net income			$0.1
Total non-run-rate adjustments (net of tax)			13.4

Net income, excluding non-run-rate adjustments (net of tax)			$13.5

Diluted earnings per share (GAAP)			$0.01

Diluted earnings per share, excluding non-run-rate items			$0.71

(1)	Other non-run-rate items represent non-cash LIFO benefit and metal losses for the Fabricated Products segment and non-cash net periodic benefit costs related to the VEBAs for Corporate and Other segment.

The following table presents a reconciliation of non-GAAP measures presented in the earnings release for the quarter ended June 30, 2009:

	Fabricated
	Products	All Other	Consolidated
GAAP operating income	$18.6	$16.4	$35.0
Mark to market gains	2.2	24.4	26.6
Restructuring costs and other operating charges	(4.2)	(0.9)	(5.1)
Other non-run-rate items(1)	0.6	(0.5)	0.1

Total non-run-rate adjustments	(1.4)	23.0	21.6

Operating income (loss), excluding non-run-rate items	$20.0	$(6.6)	$13.4

GAAP net income			$19.6
Total non-run-rate adjustments (net of tax)			(13.1)

Net income, excluding non-run-rate adjustments (net of tax)			$6.5

Diluted earnings per share (GAAP)			$0.97

Diluted earnings per share, excluding non-run-rate items			$0.32

(1)	Other non-run-rate items represent non-cash LIFO benefit, metal losses, and pre-emergence related environmental costs for the Fabricated Products segment and non-cash net periodic benefit costs related to the VEBAs and bad debt recoveries from pre-emergence write-offs for Corporate and Other segment.
Investor Relations Contact:
Melinda C. Ellsworth
Kaiser Aluminum Corporation
(949) 614-1757
Public Relations Contact:
Dave Quast
FD
(646) 421-5341